UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2010

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Appointments

On December 17, 2010, the Board of Directors (the “Board”) of Novellus Systems, Inc. (the “Company”) appointed Timothy M. Archer, 43, as the Company’s Chief Operating Officer, effective January 3, 2011. In connection with his appointment as the Company’s Chief Operating Officer, Mr. Archer will also assume responsibilities for manufacturing operations, supply chain management and corporate quality that were formerly performed by Ginetto Addiego, the Company’s current Executive Vice President of Corporate Operations. On the same date, Mr. Addiego was appointed the Company’s Executive Vice President, Chief Administrative Officer, effective January 3, 2011. On the effective date of his new position, Mr. Addiego will no longer be performing the corporate operations functions being assumed by Mr. Archer and will assume oversight responsibilities for finance, human resources and business development & strategic planning.

Following the effective date of his appointment as Chief Operating Officer, in addition to his new responsibilities, Mr. Archer will continue to be responsible for the functions of sales, marketing and customer satisfaction. Since joining the Company in 1994, Mr. Archer has held a number of positions, including Executive Vice President, PECVD and Electrofill Business Units from November 2008 to September 2009; Senior Vice President, PECVD and Electrofill from September 2007 to November 2008; Senior Vice President, Dielectrics Business Group from February 2006 to September 2007; Senior Vice President, PECVD and Electrofill Business Unit from October 2005 to February 2006; Vice President and General Manager for the Electrofill Business Unit from April 2002 to October 2005; Senior Director of Technology for the Electrofill Business Unit from April 2001 to April 2002; and Senior Director of Technology for Novellus Systems Japan from July 1999 to April 2001. Prior to joining the Company, Mr. Archer was employed at Tektronix, Inc., a provider of communications network management and diagnostic solutions. Mr. Archer completed the Program for Management Development at Harvard Business School and holds a Bachelor of Science degree in Applied Physics from the California Institute of Technology.

Following the effective date of his appointment as Chief Administrative Officer, in addition to his new responsibilities, Mr. Addiego will continue to be responsible for information technology, facilities and the Industrial Applications Group.

Effective January 1, 2011, Mr. Archer’s annual base salary will be increased from $411,000 to $440,000, and his annual bonus target will be increased from 100% of his annual base salary to 125% of his annual base salary. Mr. Archer will continue to participate in the Company’s equity compensation program to the same extent that he participated prior to his appointment as Chief Operating Officer.

Vesting of Restricted Stock Units

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2010 (the “Prior Form 8-K”), on January 28, 2010, the Board approved a grant of restricted stock units covering 125,315 shares of common stock of the Company (the “Award”) to Richard S. Hill, the Company’s Chairman of the Board and Chief Executive Officer. The Award is to vest at such times and in such amounts as determined by the Board, based on certain criteria that were to be determined by the Board during 2010, as reported in the Prior Form 8-K.

On December 17, 2010, the Board determined that 50% of the Award is to vest upon the appointment by the Board or a committee of the Board of a Chief Operating Officer, and the remaining 50% of the Award is to vest upon the appointment by the Board or a committee of the Board of a successor to Mr. Hill as Chief Executive Officer.

Consistent with the Board’s approval of the vesting criteria discussed above, in connection with Mr. Archer’s appointment as the Company’s Chief Operating Officer, as reported above, 50% of the Award vested on December 17, 2010, the date that the Board approved Mr. Archer’s appointment.

The description of the Award in the Prior 8-K and the terms of the Award, as set forth in the Restricted Stock Purchase Agreement between the Company and Mr. Hill, dated January 28, 2010, filed as Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2010, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/S/ ANDREW GOTTLIEB
Andrew Gottlieb
Vice President and General Counsel

Date: December 20, 2010